Securities and Exchange Commission
                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report

      Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): December 23, 1998

                                  Biogen, Inc.
             (Exact name of Registrant as specified in its charter)


Massachusetts                      0-12042                   04-3002117
(State or other                   (Commission               (IRS Employer
jurisdiction of                    File Number)             Identification No.)
incorporation)


                               14 Cambridge Center
                               Cambridge, MA 02142
               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code: (617) 679-2000

Item 5.   Other Events.

On December 23, 1998, the Company publicly disseminated a press release announcing the election of James L. Vincent as President and Chief Executive Officer of the Company and the resignation of James R. Tobin from those positions. The press release also announced the resignation of Mr. Tobin as a Director of the Company.

         The information contained in the press release is incorporated herein by reference and filed as Exhibit 99.1 hereto.

Item 7.  Financial Statements and Exhibits.


(c)  Exhibits.

         99.1         The Registrant's Press Release dated December 23, 1998.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          Biogen, Inc.


                                          By:  /s/ Michael J. Astrue
                                               Michael J. Astrue
                                               Vice President - General Counsel




Date: December 23, 1998

                                  EXHIBIT INDEX

Exhibit
Number              Description

99.1                The Registrant's Press Release
                         dated December 23, 1998

Exhibit 99.1


Media Contact:
Kathryn R. Bloom
Director of Communications
Biogen, Inc.
tel:  (617) 679-2851

Investment Community Contact:
Elizabeth Woo
Manager of Investor Relations
Biogen, Inc.
tel:  (617) 679-2822                         FOR IMMEDIATE RELEASE

           BIOGEN, INC. ANNOUNCES ELECTION OF JAMES L. VINCENT AS CEO
                   Board Accepts Resignation of James R. Tobin

Cambridge, MA (December 23, 1998) - Biogen, Inc. (NASDAQ/BGEN) today announced the election of James L. Vincent, currently Chairman of the Board, to the additional posts of President and Chief Executive Officer. Mr. Vincent previously served as President from 1985-1994 and as Chief Executive Officer from 1985-1997.

Mr. Vincent succeeds James R. Tobin, who has been President, Chief Executive Officer and a member of Biogen's Board of Directors. At a meeting of the Board of Directors yesterday, Mr. Tobin resigned these posts for personal reasons, effective immediately. In accepting his resignation, the Board expressed its appreciation for Mr. Tobin's contributions during his five-year tenure and wished him continued success.

Mr. Vincent said, "Jim Tobin has made an outstanding contribution to Biogen. He is a very talented executive who played an important role in the development of the company and the successful market introduction of AVONEX(R) (Interferon beta
1a)."

During Mr. Vincent's earlier term, he led the development and FDA approval of AVONEX(R). Sales of AVONEX(R) have been the principal source of Biogen's excellent revenue and profit growth since 1996.

Upon return to his prior role as CEO, Mr. Vincent said, "Biogen is in the best financial and operational shape in its history, and I am confident of continuing growth of AVONEX(R) sales. We will continue with the business strategies that have evolved and been put in place over the past few years." He also expressed his optimism for the development of the company's product pipeline.

                                   ##MORE##
Page 2            Biogen Announces Election of James L. Vincent as CEO

In addition to historical information, this press release contains forward-looking statements within the meaning of the Private Securities
Litigation   Reform  Act  of  1995.   Reference   is  made  in   particular   to
forward-looking statements regarding anticipated growth of AVONEX(R) and development of the Company's product pipeline. These statements are based on the Company's current beliefs and expectations as to such future outcomes. The marketing and sale of products, as well as drug development, involve a high degree of risk. Factors which could cause actual results to differ materially from the Company's expectations include, without limitation, the impact of competitive products and litigation, any delay or failure in obtaining market acceptance for AVONEX(R) in new markets, risks associated with the nature of business, regulatory, pricing and reimbursement-related decisions world-wide, unexpected events relating to the development of the Company's drug candidates and other risks and uncertainties associated with drug development and commercialization described in the Company's periodic reports filed with the Securities and Exchange Commission.

Biogen, Inc., winner of the 1998 U.S. National Medal of Technology, is a biopharmaceutical company principally engaged in discovering and developing drugs for human healthcare through genetic engineering. Headquartered in Cambridge, MA, the Company's revenues are generated from U.S. and European sales of AVONEX(R) (Interferon beta-1a) for treatment of relapsing forms of multiple sclerosis, and from the worldwide sales by licensees of a number of products, including alpha interferon and hepatitis B vaccines and diagnostic products. Biogen's research and development activities are focused on novel products for multiple sclerosis, inflammatory, respiratory, kidney and cardiovascular diseases and in developmental biology and gene therapy. For copies of press releases and additional information about the Company, please consult Biogen's Homepage on the World Wide Web at http://www.biogen.com.

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